UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2010

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

       Florida                      0-13763                  59-2095002
(State of other jurisdication of incorporation)       (Commission File Number)             (IRS Employer Ientification No.)

5250-140th Avenue North, Clearwater, Florida                                                                                                            33760
(Address of principal executive officers)                                                                                                                     (Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2010, Technology Research Corporation (the “Company”) issued a press release announcing that Mr. Raymond B. Wood will resign as an officer and director of the Company effective at the Company’s Annual Meeting of Stockholders on August 5, 2010.    In connection with his retirement, Mr. Wood and the Company entered into a Retirement and Consulting Agreement, dated May 24, 2010 (the “Consulting Agreement”), pursuant to which:  (i)  Mr. Wood will receive his unpaid base salary through the retirement date plus any accrued unused vacation benefits; (ii) all unvested options held by Mr. Wood as of the retirement date will vest and become exercisable in full and remain exercisable for their remaining terms; (iii)  all restricted stock grants held by Mr. Wood as of the retirement date will become 100% vested; (iv)  Mr. Wood will remain eligible to receive a bonus in an amount not to exceed $50,000 for the twelve month periods ending August 4, 2011 and 2012 in the event certain target and performance metrics established by the Company’s Chief Executive Officer are met; and (v) Mr. Wood releases the Company against any claims he may have related to his employment with the Company, subject to any claims he retains under the Consulting Agreement.  Mr. Wood can revoke the Consulting Agreement within 7 calendar days after he has signed it, in which event it will be null and void.  If not revoked during that 7-day period, the Consulting Agreement will become final, binding and irrevocable upon the expiration of the 7-day period.

In addition to certain retirement related arrangements, the Company has also engaged Mr. Wood to continue to provide consulting services to the Company regarding the Company’s government operations and military related products and services for a period of two years after his retirement date.  The Company will pay Mr. Wood a consulting fee of $100,000 per year, payable in monthly installments.  Under the terms of the Consulting Agreement, Mr. Wood will be bound by the Company’s Code of Conduct and will be bound by conflict of interest, non-competition and non-disparagement related covenants.

A copy of the Consulting Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)  The following exhibits are furnished pursuant to Item 5.02 hereof and should not be deemed to be “filed” under the Exchange Act.

Exhibit No.                                                  Description

10.1	Consulting Agreement dated May 24, 2010 between the Registrant and Raymond B. Wood

99.1	Press Release dated May 24, 2010

____________________________________________________________________________________________________________________________________________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date:  May 28, 2010                                        By: /s/ Thomas G. Archbold
Name:  Thomas G. Archbold
Title:  Chief Financial Officer

762988.1